Exhibit 26
                                                                 ----------



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM T-1

                       STATEMENT OF ELIGIBILITY UNDER THE
                  TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                                   ----------

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                       PURSUANT TO SECTION 305(b)(2) ____

                                   ----------

                              THE BANK OF NEW YORK
              (Exact name of trustee as specified in its charter)

                                   13-5160382
                      (I.R.S. employer identification no.)

                    48 Wall Street, New York, New York 10286

             (Address of principal executive offices)   (zip code)

                                   ----------

                                Kenneth H. James
                             Chief Financial Officer
                             The Thaxton Group, Inc.
                              1524 Pageland Highway
                         Lancaster, South Carolina 29720
                                 (803) 285-4336
           (Name, address and telephone number of agent for services)

                                   ----------

                             THE THAXTON GROUP, INC.
                 (Name of small business issuer in its charter)

SOUTH CAROLINA                                                57-0669498
State or other jurisdiction of                               (IRS employer
incorporation or organization                                identification no.)


             1524 Pageland Highway, Landcaster, South Carolina 29721
                                 (803) 285-4336
          (Address and telephone number of principal executive officer)

                                   ----------

                                 Debt Securities
                       (Title of the indenture securities)

1.   General Information.

     Furnish the following information as to the trustee--

          Name and address of each examining or supervising authority to which it is subject.

          Superintendent of Banks of the State of New York
          2 Rector Street
          New York, N.Y. 10006, and Albany, N.Y. 12203

          Federal Reserve Bank of New York
          33 Liberty Plaza
          New York, N.Y. 10045

          Federal Deposit Insurance Corporation
          Washington, D.C. 20429

          New York Clearing House Association
          New York, N.Y.

          Whether it is authorized to exercise corporate trust powers.

          Yes.


2.   Affiliations with Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None. (See Note on page 4.


16.  List of Exhibits.

     Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and Rule 24 of the Commission's Rules of Practice.

     (1) A copy of the Organization Certificate of the Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

     (4) A copy of the existing By-laws of the Trustee. (Exhibits 4 to Form T-1 filed with Registration Statement No. 33-31019.)

     (6) The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration No. 33-44051.)

     (7) A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.


                                      NOTE

Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said
Item is based on incomplete information.

Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.

                                   SIGNATURE



     Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Jacksonville and the State of Florida, on the 6th day of February, 1998.



                                   THE BANK OF NEW YORK



                                   By: /s/ Tammy Stegall
                                       ---------------------------
                                       Tammy Stegall, Agent

                              EXHIBIT 6 TO FORM T-1

                               CONSENT OF TRUSTEE



     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the proposed issuance of The Thaxton Group, Inc. Debt Securities, The Bank of New York hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                   THE BANK OF NEW YORK



                                   By: /s/ Tammy Stegall
                                       ---------------------------
                                       Tammy Stegall, Agent

                              EXHIBIT 7 TO FORM T-1


                       Consolidated Report of Condition of
                              THE BANK OF NEW YORK
                     of 48 Wall Street, New York, N.Y. 10286


     And Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business September 30, 1997, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.



                                                       Dollar Amounts
                                                         in Thousands


ASSETS
------

Cash and balances due from
    depository institutions:
    Noninterest-bearing balances
      and currency and coin                                $5,004,638
    Interest-bearing balances                               1,271,514
    Securities:
    Held-to-maturity securities                             1,105,782
    Available-for-sale securities                           3,164,271
Federal funds sold and securities
    purchased under agreements to resell                    5,723,829
Loans and lease financing receivables:
    Loans and leases,
      net of unearned income                               34,916,196
    LESS: Allowances for loan and
      lease losses                                            581,177
    LESS: Allocated transfer
      risk reserve                                                429
    Loans and leases, net of unearned
      income and allowances and reserve                    34,334,590

Assets held in trading accounts                             2,035,284
Premises and fixed assets (including
    capitalized leases)                                       671,664
Other real estate owned                                        13,306
Investments in unconsolidated
    subsidiaries and associated
    companies                                                 210,685
Customers' liability to this bank
    on acceptances outstanding                              1,463,446
Intangible assets                                             753,190
Other assets                                                1,784,796
                                                          -----------
Total assets                                              $57,536,995
                                                          ===========


LIABILITIES
-----------

Deposits:
    In domestic offices                                   $27,270,824
    Noninterest-bearing                                    12,160,977
    Interest-bearing                                       15,109,847
    In foreign offices, Edge and
      Agreement subsidiaries,  and IBF's                   14,687,806
    Noninterest-bearing                                       657,479
    Interest-bearing                                       14,030,327
Federal funds purchased and securities
    sold under agreements to repurchase                     1,946,099
Demand notes issued to the
    U.S. Treasury                                             283,793
Trading liabilities                                         1,553,539
Other borrowed money:
    With remaining maturity of one year
      or less                                               2,245,014
    With remaining maturity of more year
      through three years                                           0
    With remaining maturity of more than
      three years                                              45,664

Bank's liability on acceptances
    executed and outstanding                                1,473,588
Subordinated notes and debentures                           1,018,940
Other liabilities                                           2,193,031
                                                          -----------
Total liabilities                                          52,718,298
                                                          ===========


EQUITY CAPITAL
--------------

Common stock                                                1,135,284
Surplus                                                       731,319
Undivided profits and capital
    reserves                                                2,943,008
Net unrealized holdings gains (losses)
    on available-for-sale securities                           25,428
Cumulative foreign currency
    translation adjustments                                   (16,342)
Total equity capital                                        4,818,697
                                                          -----------

Total liabilities and equity capital                      $57,536,995
                                                          ===========

     I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.


                                             Robert E. Keilman


     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.


     J. Carter Bacot )
     Thomas A. Renyi )   Directors
     Alan R. Griffith)